Mid-Con Energy Partners, LP Announces Permian Bolt-On Acquisition and Conforming Borrowing Base

TULSA, August 1, 2016 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announces that on July 28, 2016 it has entered into a definitive agreement to acquire oil and natural gas properties in Nolan County, Texas, for an aggregate purchase price of approximately $19.5 million. The acquisition is subject to customary post-closing adjustments and is expected to close on or before August 12, 2016, with an effective date of June 1, 2016. The acquisition will be funded through private financing from investors including affiliates of Bonanza Capital, Investor John Goff, and Swank Capital. Effective upon the closing of the asset purchase, the Partnership also announces that it has received unanimous lender support to increase the pro forma conforming borrowing base of its revolving credit facility to $140 million subject to execution of Amendment No. 10 to the credit agreement.

“Since announcing the results of our spring 2016 redetermination, we made a concerted effort to re-establish a conforming borrowing base without exclusively relying on a rebound in commodity price,” commented Jeff Olmstead, Mid-Con Energy’s Chief Executive Officer. “We believe that the strategy announced today enhances the Partnership’s outlook on multiple fronts. The equity-weighted acquisition allows us to bolt-on multiple low operating cost, oil producing properties adjacent to our existing Permian position, while improving our overall debt metrics, collateral coverage, and financial flexibility. We are grateful for the efforts of all parties involved, and look forward to focusing on opportunities to grow in this challenged commodity price environment.”

PERMIAN ACQUISITION HIGHLIGHTS

•	Mid-Con Energy acquires ~96% average working interest and will assume operatorship upon closing

•	Properties include 27 producing wells, 11 injection wells, and 3 inactive wells

•	Net proved reserves of ~1.5 MMBoe audited by Cawley, Gillespie and Associates, Inc.

•	Reserves ~57% proved developed producing and ~99% oil with a reserve-to-production ratio of ~11.2 years

•	Average net daily production of 368 Boe/d (~96% oil) calculated based on trailing three-month average ended June 30, 2016

•	Historical lease operating expenses average approximately $12/Boe based on trailing three-month period ended June, 30, 2016

•	Production taxes approximate 4.6%

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
IR@midcon-energy.com
(918) 743-7575

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